FOR IMMEDIATE RELEASE

Contacts:

Michael L. Sheriff
Chief Executive Officer
X-Change Corporation
(972) 747-0051

Carissa Carlley
Marketing and Public Relations
(972) 747-0051

X-CHANGE CORP. CLOSES ON $3.6 MILLION FINANCING COMMITMENT

DALLAS, December 10, 2007 – X-Change Corporation (OTCBB: XCHC), through its wholly owned subsidiary, AirGATE Technologies, Inc., announced today it has closed on the first $1.8 million tranche of a $3.6 million financing commitment. In exchange for this $1.8 million, the Company issued promissory notes, convertible into the Company’s common stock at $0.20 per share, and common stock warrants. This first $1.8 million tranche was received upon the Company’s achievement of a delivery milestone for a customer related to its Pioneer Down-Hole Tool for fracture analysis for the oil and gas industry. Closing of the second $1.8 million financing tranche is contingent upon the Company’s meeting another milestone in its oil and gas endeavors, which the Company expects to occur in the near future.

The transaction with Samson Investment Company, Ironman PI Fund (QP), LP and John Thomas Bridge and Opportunity Fund enables the Company to expand AirGATE Technologies’ sales and operations in order to fulfill its existing and new contracts and to meet the growing demand for AirGATE’s products and services. The funding also increases AirGATE’s presence in the oil and gas industry as AirGATE delivers its down-hole tool for fracture analysis of distance and direction; a down-hole system for tagging drill pipe; and additional oil and gas applications.

“Proceeds of this financing will allow us to expand and take advantage of new contract opportunities,” stated George DeCourcy, Chief Financial Officer for both X-Change and AirGATE. “This transaction reinforces our continuing effort to strengthen our financial position as we prepare ourselves for further growth.”

About X-Change Corporation and AirGATE Technologies
The X-Change Corporation, through its wholly-owned subsidiary, AirGATE Technologies, Inc. is a leader in unique, vertical market applications utilizing RFID and wireless intelligent sensor technology. AirGATE Technologies, a full-solution company, handles business assessment, technology selection, including proprietary AirGATE technology, integration and support. The Company has built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.airgatetech.com or www.x-changecorp.com for further information.

About Samson Investment Company

Samson Investment Company is a privately held exploration and production company headquartered in Tulsa, Oklahoma, U.S.A. with International and Offshore Divisions located in Houston, Texas. Samson Investment Company is one of the top 20 independent exploration and production companies based in the United States, with current operations in the United States and Canada.

Forward-Looking Statements

Except for historical information contained herein, the statements made in this release may constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our dependence on strategic relationships with key suppliers and customers, our business model’s dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of The X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by The X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation’s investor relations web page at http://www.x-changecorp.com, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.